Exhibit 99.1

STRATEGIC EDUCATION, INC. REPORTS SECOND QUARTER 2024 RESULTS

HERNDON, Va., July 31, 2024 ― Strategic Education, Inc. (Strategic Education) (NASDAQ: STRA) today announced financial results for the period ended June 30, 2024.

“We are pleased with strong second quarter results as our organization remains focused on promoting economic mobility for working adults,” said Karl McDonnell, Chief Executive Officer of Strategic Education. “The U.S. Higher Education segment continued to see strength driven by employer affiliated enrollment; the Education Technology Services segment delivered another quarter of strong growth, including from Sophia subscriptions; and the Australia/New Zealand segment posted another quarter of total enrollment growth.”

STRATEGIC EDUCATION CONSOLIDATED RESULTS

Three Months Ended June 30
•Revenue increased 8.5% to $312.3 million compared to $287.7 million for the same period in 2023. Revenue on a constant currency basis, which is a non-GAAP financial measure, increased 8.9% to $313.4 million in the second quarter of 2024 compared to $287.7 million for the same period in 2023. For more details on non-GAAP financial measures used in this press release, refer to the information in the Non-GAAP Financial Measures section of this press release.
•Income from operations was $41.9 million or 13.4% of revenue, compared to $16.8 million or 5.8% of revenue for the same period in 2023. Adjusted income from operations, which is a non-GAAP financial measure, was $43.9 million compared to $27.2 million for the same period in 2023. The adjusted operating income margin, which is a non-GAAP financial measure, was 14.1% compared to 9.5% for the same period in 2023.
•Net income was $29.9 million compared to $14.2 million for the same period in 2023. Adjusted net income, which is a non-GAAP financial measure, was $32.3 million compared to $19.7 million for the same period in 2023.
•Adjusted EBITDA, which is a non-GAAP financial measure, was $63.3 million compared to $45.4 million for the same period in 2023.
•Diluted earnings per share was $1.24 compared to $0.59 for the same period in 2023. Adjusted diluted earnings per share, which is a non-GAAP financial measure, increased to $1.33 from $0.82 for the same period in 2023. Adjusted diluted earnings per share on a constant currency basis, which is a non-GAAP financial measure, was $1.34. Diluted weighted average shares outstanding increased to 24,179,000 from 23,964,000 for the same period in 2023.

U.S. Higher Education Segment Highlights
•The U.S. Higher Education segment (USHE) is comprised of Capella University and Strayer University.
•For the second quarter, student enrollment within USHE increased 8.4% to 87,077 compared to 80,353 for the same period in 2023.
•For the second quarter, FlexPath enrollment was 22% of USHE enrollment compared to 21% for the same period in 2023.
•Revenue increased 6.9% to $216.6 million in the second quarter of 2024 compared to $202.7 million for the same period in 2023, driven by higher second quarter enrollment.
•Income from operations was $19.8 million in the second quarter of 2024 compared to $6.7 million for the same period in 2023. The operating income margin was 9.2%, compared to 3.3% for the same period in 2023.

Education Technology Services Segment Highlights
•The Education Technology Services segment (ETS) is comprised primarily of Enterprise Partnerships, Sophia Learning, and Workforce Edge.
•For the second quarter, employer affiliated enrollment was 29.3% of USHE enrollment compared to 27.1% for the same period in 2023.
•For the second quarter, average total subscribers at Sophia Learning increased approximately 37% from the same period in 2023.
•As of June 30, 2024, Workforce Edge had a total of 71 corporate agreements, collectively employing approximately 1,540,000 employees.
•Revenue increased 25.6% to $24.5 million in the second quarter of 2024 compared to $19.5 million for the same period in 2023, driven by growth in Sophia Learning subscriptions and employer affiliated enrollment.
•Income from operations was $10.0 million in the second quarter of 2024 compared to $6.2 million for the same period in 2023. The operating income margin was 40.9%, compared to 31.6% for the same period in 2023.

Australia/New Zealand Segment Highlights
•The Australia/New Zealand segment (ANZ) is comprised of Torrens University, Think Education, and Media Design School.
•For the second quarter, student enrollment within ANZ increased 6.4% to 19,113 compared to 17,966 for the same period in 2023.
•Revenue increased 8.6% to $71.1 million in the second quarter of 2024 compared to $65.5 million for the same period in 2023, driven by higher second quarter enrollment and revenue-per-student. Revenue on a constant currency basis, which is a non-GAAP financial measure, increased 10.3% to $72.2 million in the second quarter of 2024 compared to $65.5 million for the same period in 2023, driven by higher second quarter enrollment and revenue-per-student.
•Income from operations was $14.1 million in the second quarter of 2024 compared to $14.3 million for the same period in 2023. The operating income margin was 19.8%, compared to 21.8% for the same period in 2023. Income from operations on a constant currency basis, which is a non-GAAP financial measure, was $14.4 million in the second quarter of 2024 compared to $14.3 million for the same period in 2023. The operating income margin on a constant currency basis, which is a non-GAAP financial measure, was 19.9%, compared to 21.8% for the same period in 2023.
BALANCE SHEET AND CASH FLOW

At June 30, 2024, Strategic Education had cash, cash equivalents, and marketable securities of $256.2 million, and $61.3 million outstanding under its revolving credit facility. For the first six months of 2024, cash provided by operations was $101.9 million compared to $40.7 million for the same period in 2023. Capital expenditures for the first six months of 2024 were $19.9 million compared to $17.8 million for the same period in 2023.
For the second quarter of 2024, consolidated bad debt expense as a percentage of revenue was 4.3%, compared to 4.4% of revenue for the same period in 2023.

COMMON STOCK CASH DIVIDEND

Strategic Education announced today that it declared a regular, quarterly cash dividend of $0.60 per share of common stock. This dividend will be paid on September 16, 2024 to shareholders of record as of September 6, 2024.

CONFERENCE CALL WITH MANAGEMENT

Strategic Education will host a conference call to discuss its second quarter 2024 results at 10:00 a.m. (ET) today. This call will be available via webcast. To access the live webcast of the conference call, please go to www.strategiceducation.com in the Investor Relations section 15 minutes prior to the start time of the call to register. An earnings release presentation will also be posted to www.strategiceducation.com in the Investor Relations section. Following the call, the webcast will be archived and available at www.strategiceducation.com in the Investor Relations section. To participate in the live call, investors should register here prior to the call to receive dial-in information and a PIN.

About Strategic Education, Inc.

Strategic Education, Inc. (NASDAQ: STRA) (www.strategiceducation.com) is dedicated to helping advance economic mobility through higher education. We primarily serve working adult students globally through our core focus areas: 1) U.S. Higher Education, including Capella University and Strayer University, each institutionally accredited, and collectively offer flexible and affordable associate, bachelor’s, master’s, and doctoral programs including the Jack Welch Management Institute at Strayer University, and non-degree web and mobile application development courses through Strayer University’s Hackbright Academy and Devmountain; 2) Education Technology Services, developing and maintaining relationships with employers to build education benefits programs providing employees access to affordable and industry-relevant training, certificate, and degree programs, including through Workforce Edge, a full-service education benefits administration solution for employers, and Sophia Learning, which offers low-cost online general education-level courses that are ACE-recommended for college credit; and 3) Australia/New Zealand, comprised of Torrens University, Think Education, and Media Design School that collectively offer certificate and degree programs in Australia and New Zealand. This portfolio of high quality, innovative, relevant, and affordable programs and institutions helps our students prepare for success in today’s workforce and find a path to bettering their lives.

Forward-Looking Statements
This communication contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as “expect,” “estimate,” “assume,” “believe,” “anticipate,” “may,” “will,” “forecast,” “outlook,” “plan,” “project,” “potential” and other similar words, and include all statements that are not historical facts, including with respect to, among other things, the future financial performance and growth opportunities of Strategic Education; Strategic Education’s plans, strategies and prospects; and future events and expectations. The statements are based on Strategic Education’s current expectations and are subject to a number of assumptions, uncertainties and risks, including but not limited to:

•the pace of student enrollment;
•Strategic Education’s continued compliance with Title IV of the Higher Education Act, and the regulations thereunder, as well as other federal laws and regulations, institutional accreditation standards and state regulatory requirements;
•rulemaking and other action by the Department of Education or other governmental entities, including without limitation action related to borrower defense to repayment applications, gainful employment, 90/10, and increased focus by the U.S. Congress on for-profit education institutions;
•competitive factors;
•risks associated with the opening of new campuses;
•risks associated with the offering of new educational programs and adapting to other changes;
•risks associated with the acquisition of existing educational institutions, including Strategic Education’s acquisition of Torrens University and associated assets in Australia and New Zealand;
•the risk that the benefits of the acquisition of Torrens University and associated assets in Australia and New Zealand may not be fully realized or may take longer to realize than expected;
•the risk that the acquisition of Torrens University and associated assets in Australia and New Zealand may not advance Strategic Education’s business strategy and growth strategy;
•risks relating to the timing of regulatory approvals;
•Strategic Education’s ability to implement its growth strategy;
•the risk that the combined company may experience difficulty integrating employees or operations;
•risks associated with the ability of Strategic Education’s students to finance their education in a timely manner;
•general economic and market conditions; and
•additional factors described in Strategic Education’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Many of these risks, uncertainties and assumptions are beyond Strategic Education’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, these forward-looking statements speak only as of the information currently available to Strategic Education on the date they are made, and Strategic Education undertakes no obligation to update or revise forward-looking statements, except as required by law. Actual results may differ materially from those projected in the forward-looking statements.

For more information contact:

Terese Wilke
Director of Investor Relations
Strategic Education, Inc.
(612) 977-6331
terese.wilke@strategiced.com

STRATEGIC EDUCATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	For the three months ended June 30,		For the six months ended June 30,
	2023	2024	2023	2024
Revenues	$287,680	$312,266	$544,286	$602,516
Costs and expenses:
Instructional and support costs	161,479	163,235	314,417	320,944
General and administration	99,003	105,112	194,468	201,807
Amortization of intangible assets	3,450	—	6,982	—
Merger and integration costs	580	—	1,005	—
Restructuring costs	6,351	1,995	11,946	(3,515)
Total costs and expenses	270,863	270,342	528,818	519,236
Income from operations	16,817	41,924	15,468	83,280
Other income (expense)	3,171	(123)	3,569	1,671
Income before income taxes	19,988	41,801	19,037	84,951
Provision for income taxes	5,757	11,903	6,834	25,351
Net income	$14,231	$29,898	$12,203	$59,600
Earnings per share:
Basic	$0.61	$1.28	$0.52	$2.55
Diluted	$0.59	$1.24	$0.51	$2.47
Weighted average shares outstanding:
Basic	23,450	23,442	23,440	23,416
Diluted	23,964	24,179	23,993	24,119

STRATEGIC EDUCATION, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31, 2023	June 30, 2024
ASSETS
Current assets:
Cash and cash equivalents	$168,481	$230,111
Marketable securities	39,728	26,128
Tuition receivable, net	76,102	89,639
Other current assets	44,758	52,990
Total current assets	329,069	398,868
Property and equipment, net	118,529	116,253
Right-of-use lease assets	119,202	112,252
Marketable securities, non-current	483	—
Intangible assets, net	251,623	249,469
Goodwill	1,251,888	1,240,962
Other assets	54,419	59,720
Total assets	$2,125,213	$2,177,524

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$90,888	$93,664
Income taxes payable	2,200	2,190
Contract liabilities	92,341	133,612
Lease liabilities	24,190	23,973
Total current liabilities	209,619	253,439
Long-term debt	61,400	61,329
Deferred income tax liabilities	28,338	27,624
Lease liabilities, non-current	127,735	112,269
Other long-term liabilities	45,603	44,763
Total liabilities	472,695	499,424
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.01; 32,000,000 shares authorized; 24,406,816 and 24,622,994 shares issued and outstanding at December 31, 2023 and June 30, 2024, respectively	244	246
Additional paid-in capital	1,517,650	1,526,037
Accumulated other comprehensive loss	(34,247)	(47,091)
Retained earnings	168,871	198,908
Total stockholders’ equity	1,652,518	1,678,100
Total liabilities and stockholders’ equity	$2,125,213	$2,177,524

STRATEGIC EDUCATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the six months ended June 30,
	2023	2024
Cash flows from operating activities:
Net income	$12,203	$59,600
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of property and equipment	(2,136)	—
Gain on early termination of operating leases	(98)	(6,166)
Amortization of deferred financing costs	276	280
Amortization of investment discount/premium	(7)	(40)
Depreciation and amortization	30,196	22,227
Deferred income taxes	(3,036)	(593)
Stock-based compensation	11,125	11,902
Impairment of right-of-use lease assets	5,135	—
Changes in assets and liabilities:
Tuition receivable, net	(19,626)	(13,247)
Other assets	(12,165)	(12,663)
Accounts payable and accrued expenses	(2,344)	759
Income taxes payable and income taxes receivable	(16,699)	74
Contract liabilities	38,906	41,353
Other liabilities	(993)	(1,551)
Net cash provided by operating activities	40,737	101,935

Cash flows from investing activities:
Purchases of property and equipment	(17,794)	(19,928)
Purchases of marketable securities	(16,904)	(8,591)
Proceeds from marketable securities	4,960	22,525
Proceeds from sale of property and equipment	5,890	—
Proceeds from other investments	457	20
Other investments	(152)	(96)
Cash paid for acquisition, net of cash acquired	(211)	(143)
Net cash used in investing activities	(23,754)	(6,213)

Cash flows from financing activities:
Common dividends paid	(29,468)	(29,507)
Net payments for stock awards	(4,964)	(3,514)
Repurchase of common stock	(9,999)	—
Net cash used in financing activities	(44,431)	(33,021)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(1,924)	(534)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(29,372)	62,167
Cash, cash equivalents, and restricted cash — beginning of period	227,454	181,925
Cash, cash equivalents, and restricted cash — end of period	$198,082	$244,092

STRATEGIC EDUCATION, INC.
UNAUDITED SEGMENT REPORTING
(in thousands)

	For the three months ended June 30,		For the six months ended June 30,
	2023	2024	2023	2024
Revenues:
U.S. Higher Education	$202,679	$216,613	$399,574	$435,849
Australia/New Zealand	65,472	71,130	106,975	118,505
Education Technology Services	19,529	24,523	37,737	48,162
Consolidated revenues	$287,680	$312,266	$544,286	$602,516
Income from operations:
U.S. Higher Education	$6,741	$19,825	$16,330	$47,838
Australia/New Zealand	14,291	14,060	7,109	11,805
Education Technology Services	6,166	10,034	11,962	20,122
Amortization of intangible assets	(3,450)	—	(6,982)	—
Merger and integration costs	(580)	—	(1,005)	—
Restructuring costs	(6,351)	(1,995)	(11,946)	3,515
Consolidated income from operations	$16,817	$41,924	$15,468	$83,280

Non-GAAP Financial Measures

In our press release and schedules, we report certain financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). We discuss management’s reasons for reporting these non-GAAP measures below, and the press release schedules that follow reconcile the most directly comparable GAAP measure to each non-GAAP measure that we reference. Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, total costs and expenses, income from operations, operating margin, income before income taxes, net income, earnings per share or any other comparable financial measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Management uses certain non-GAAP measures to evaluate financial performance because those non-GAAP measures allow for period-over-period comparisons of the Company’s ongoing operations before the impact of certain items described below. Management believes this information is useful to investors to compare the Company’s results of operations period-over-period. These measures are Adjusted Revenue, Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), Adjusted EBITDA and Adjusted Diluted Earnings Per Share (EPS). We define Adjusted Revenue, Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, and Adjusted Diluted EPS to exclude (1) amortization and depreciation expense related to intangible assets and software assets associated with the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand, (2) integration expenses associated with the Company’s merger with Capella Education Company and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand, (3) severance costs, asset impairment charges, gains on sale of real estate and early termination of leased facilities, and other costs associated with the Company’s restructuring activities, (4) income/loss recognized from the Company’s investments in partnership interests and other investments, and (5) discrete tax adjustments utilizing adjusted effective income tax rates of 30.0% and 29.5% for the three months ended June 30, 2023 and 2024, respectively. To illustrate currency impacts to operating results, Adjusted Revenue, Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, and Adjusted Diluted EPS for the three months ended June 30, 2024 are also presented on a constant currency basis utilizing an exchange rate of 0.67 Australian Dollars to U.S. Dollars, which was the average exchange rate for the same period in 2023. We define EBITDA as net income before other income (expense), the provision for income taxes, gains on sale of property and equipment, depreciation and amortization, and from this amount in arriving at Adjusted EBITDA we also exclude stock-based compensation expense, amortization expense associated with deferred implementation costs incurred in cloud computing arrangements, and the amounts in (2) and (3) above. These non-GAAP measures are reconciled to the most directly comparable GAAP measures in the sections that follow. Non-GAAP measures should not be viewed as substitutes for GAAP measures.

STRATEGIC EDUCATION, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED REVENUE, ADJUSTED TOTAL COSTS AND EXPENSES, ADJUSTED INCOME FROM OPERATIONS, ADJUSTED OPERATING MARGIN, ADJUSTED INCOME BEFORE INCOME TAXES, ADJUSTED NET INCOME, AND ADJUSTED EPS
(in thousands, except per share data)

		For the three months ended June 30, 2023 Non-GAAP Adjustments
	As Reported (GAAP)	Amortization of intangible assets(1)	Merger and integration costs(2)	Restructuring costs(3)	Income from other investments(4)	Tax adjustments(5)	As Adjusted (Non-GAAP)
Revenues	$287,680	$—	$—	$—	$—	$—	$287,680
Total costs and expenses	$270,863	$(3,450)	$(580)	$(6,351)	$—	$—	$260,482
Income from operations	$16,817	$3,450	$580	$6,351	$—	$—	$27,198
Operating margin	5.8%						9.5%
Income before income taxes	$19,988	$3,450	$580	$6,351	$(2,286)	$—	$28,083
Net income	$14,231	$3,450	$580	$6,351	$(2,286)	$(2,668)	$19,658

Earnings per share:
Diluted	$0.59						$0.82
Weighted average shares outstanding:
Diluted	23,964						23,964

		For the three months ended June 30, 2024 Non-GAAP Adjustments
	As Reported (GAAP)	Amortization of intangible assets(1)	Merger and integration costs(2)	Restructuring costs(3)	Loss from other investments(4)	Tax adjustments(5)	As Adjusted (Non-GAAP)
Revenues	$312,266	$—	$—	$—	$—	$—	$312,266
Total costs and expenses	$270,342	$—	$—	$(1,995)	$—	$—	$268,347
Income from operations	$41,924	$—	$—	$1,995	$—	$—	$43,919
Operating margin	13.4%						14.1%
Income before income taxes	$41,801	$—	$—	$1,995	$1,965	$—	$45,761
Net income	$29,898	$—	$—	$1,995	$1,965	$(1,597)	$32,261

Earnings per share:
Diluted	$1.24						$1.33
Weighted average shares outstanding:
Diluted	24,179						24,179
(1)Reflects amortization and depreciation expense of intangible assets and software assets acquired through the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand.
(2)Reflects integration expenses associated with the Company’s merger with Capella Education Company and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand.
(3)Reflects severance costs, asset impairment charges, gains on sale of real estate and early termination of leased facilities, and other costs associated with the Company’s restructuring activities.
(4)Reflects income/loss recognized from the Company’s investments in partnership interests and other investments.
(5)Reflects tax impacts of the adjustments described above and discrete tax adjustments related to stock-based compensation and other adjustments, utilizing adjusted effective income tax rates of 30.0% and 29.5% for the three months ended June 30, 2023 and 2024, respectively.

STRATEGIC EDUCATION, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Q2 2024 AS ADJUSTED WITH CONSTANT CURRENCY
(in thousands, except per share data)

	As Adjusted (Non-GAAP)	Constant currency adjustment(1)	As Adjusted with Constant Currency (Non-GAAP)
Revenues	$312,266	$1,092	$313,358
Total costs and expenses	$268,347	$782	$269,129
Income from operations	$43,919	$310	$44,229
Operating margin	14.1%		14.1%
Income before income taxes	$45,761	$316	$46,077
Net income	$32,261	$223	$32,484

Earnings per share:
Diluted	$1.33		$1.34
Weighted average shares outstanding:
Diluted	24,179		24,179
(1)Reflects an adjustment to translate foreign currency results for the three months ended June 30, 2024 at a constant exchange rate of 0.67 Australian Dollars to U.S. Dollars, which was the average exchange rate for the same period in 2023.

STRATEGIC EDUCATION, INC.
UNAUDITED NON-GAAP SEGMENT REPORTING
(in thousands)

	For the three months ended June 30,		For the six months ended June 30,
	2023	2024	2023	2024
Revenues:
U.S. Higher Education	$202,679	$216,613	$399,574	$435,849
Australia/New Zealand	65,472	71,130	106,975	118,505
Education Technology Services	19,529	24,523	37,737	48,162
Consolidated revenues	287,680	312,266	544,286	602,516

Income from operations:
U.S. Higher Education	$6,741	$19,825	$16,330	$47,838
Australia/New Zealand	14,291	14,060	7,109	11,805
Education Technology Services	6,166	10,034	11,962	20,122
Amortization of intangible assets	(3,450)	—	(6,982)	—
Merger and integration costs	(580)	—	(1,005)	—
Restructuring costs	(6,351)	(1,995)	(11,946)	3,515
Consolidated income from operations	16,817	41,924	15,468	83,280

Adjustments to consolidated income from operations:
Amortization of intangible assets	3,450	—	6,982	—
Merger and integration costs	580	—	1,005	—
Restructuring costs	6,351	1,995	11,946	(3,515)
Total adjustments to consolidated income from operations	10,381	1,995	19,933	(3,515)

Adjusted income from operations by segment:
U.S. Higher Education	6,741	19,825	16,330	47,838
Australia/New Zealand	14,291	14,060	7,109	11,805
Education Technology Services	6,166	10,034	11,962	20,122
Total adjusted income from operations	$27,198	$43,919	$35,401	$79,765

STRATEGIC EDUCATION, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA
(in thousands)

	For the three months ended June 30,
	2023	2024
Net income	$14,231	$29,898
Provision for income taxes	5,757	11,903
Other (income) expense	(3,171)	123
Gain on sale of property and equipment	(2,136)	—
Depreciation and amortization	15,545	11,158
EBITDA (1)	30,226	53,082
Stock-based compensation	5,493	6,573
Merger and integration costs (2)	244	—
Restructuring costs (3)	7,576	1,926
Cloud computing amortization (4)	1,884	1,693
Adjusted EBITDA (1)	$45,423	$63,274
(1)Denotes non-GAAP financial measures. Please see the information in the Non-GAAP Financial Measures section of this press release for more detail regarding these adjustments and management’s reasons for providing this information.
(2)Reflects integration charges associated with the Company’s merger with Capella Education Company and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand. Excludes $0.3 million of depreciation and amortization expense for the three months ended June 30, 2023.
(3)Reflects severance costs, asset impairment charges, gains on sale of real estate and early termination of leased facilities, and other costs associated with the Company’s restructuring activities. Excludes $0.3 million of depreciation and amortization expense and $1.6 million of gain on sale of property and equipment for the three months ended June 30, 2023. Excludes $0.1 million of stock-based compensation expense for the three months ended June 30, 2023 and 2024.
(4)Reflects amortization expense associated with deferred implementation costs incurred in cloud computing arrangements.